UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): September 19, 2012

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire		03842-1720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 19, 2012, upon the recommendation of Unitil Corporation’s (“registrant”) Compensation Committee, the registrant’s Board of Directors approved a new Employment Agreement (the “Employment Agreement”) between the registrant and Robert G. Schoenberger, its Chairman, President and Chief Executive Officer. The registrant initially entered into an employment agreement with Mr. Schoenberger when he joined the registrant on November 1, 1997, and then again on November 1, 2000, November 1, 2003, November 1, 2006 and November 1, 2009. The Employment Agreement, which is effective as of November 1, 2012, is generally similar to Mr. Schoenberger’s current employment agreement except that (i) his employment will continue through to October 31, 2015 and (ii) the registrant will pay him an initial base salary of $540,844 per year, which is subject to annual review by the Board of Directors for discretionary periodic increases. In addition, the Employment Agreement continues to generally provide that Mr. Schoenberger will participate in the registrant’s Management Incentive Plan (at the target rate of 50%), Supplemental Executive Retirement Program, other employee benefit plans available to executives, and stock plans.

The Employment Agreement also generally provides that the registrant may terminate Mr. Schoenberger’s employment for any reason. If Mr. Schoenberger’s employment is terminated for any reason other than for cause, death, or disability, or if he terminates his employment for good reason, then the registrant generally will pay him, in lump sum cash payments, (i) all accrued and unpaid salary, bonus and expense reimbursements, (ii) two times his base salary, (iii) two times his annual bonus payment, and (iv) the cost that the registrant would have incurred to provide group medical, dental and life insurance coverage to him and his eligible dependents for two years, grossed up for tax purposes. If Mr. Schoenberger’s employment is terminated for cause, death, or disability, or if he terminates his employment other than for good reason, then the registrant will have no further obligation to him under the Employment Agreement (except for accrued and unpaid salary, bonus and expense reimbursement). The Employment Agreement protects the registrant’s interests during and for 12 months following Mr. Schoenberger’s termination by prohibiting him from competing with the registrant, from recruiting or soliciting the registrant’s officers or employees, and from diverting the registrant’s customers to the registrant’s competitors. It also prohibits Mr. Schoenberger from disclosing the registrant’s confidential information following his termination.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit

10.1	Employment Agreement between Unitil Corporation and Robert G. Schoenberger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date:	September 20, 2012

EXHIBIT INDEX

Number	Exhibit

10.1	Employment Agreement between Unitil Corporation and Robert G. Schoenberger